EXHIBIT 99.1

REPORT OF INDEPENDENT AUDITORS

The Board of Directors

Viking Energy Group, Inc.

We have audited the accompanying combined statements of revenues and direct operating expenses (the “financial statements”) of those certain properties acquired by Elysium Energy, L.L.C., a subsidiary of Viking Energy Group, Inc., from 5Jabor, LLC, Bass Petroleum, L.L.C., Bodel Holdings, LLC, Delbo Holdings, L.L.C., James III Investments, L.L.C., JamSam Energy, LLC, Lake Boeuf Investments, LLC, Oakley Holdings, L.L.C., and Plaquemines Holdings, L.L.C., (the Sellers) for the years ended December 31, 2019 and 2018, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Viking Energy Group, Inc, and the Sellers management are responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of those certain properties acquired by Elysium Energy LLC, a subsidiary of Viking Energy Group, Inc., from 5Jabor, LLC, Bass Petroleum, L.L.C., Bodel Holdings, LLC, Delbo Holdings, L.L.C., James III Investments, L.L.C., JamSam Energy, LLC, Lake Boeuf Investments, LLC, Oakley Holdings, L.L.C., and Plaquemines Holdings, L.L.C., for the years ended December 31, 2019 and 2018, in conformity with U.S. generally accepted accounting principles.

Basis of Presentation

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1. The presentation is not intended to be a complete financial statement presentation of the assets acquired as described above.

/s/ Turner Stone & Company L.L.P.

April 20, 2020

Dallas, Texas

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COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF PROPERTIES ACQUIRED BY ELYSIUYM ENERGY, L.L.C., A SUBSIDIARY OF VIKING

 ENERGY GROUP, INC., FROM 5JABOR, LLC, BASS PETROLEUM, L.L.C., BODEL HOLDINGS, L.L.C., DELBO HOLDINGS,

L.L.C., JAMES III INVESTMENTS, L.L.C., JAMSAM ENERGY, LLC,

LAKE BOEUF INVESTMENTS, LLC, OAKLEY HOLDINGS, L.L.C., AND PLAQUEMINES

HOLDINGS, L.L.C. UNDER AGREEMENT DATED FEBRUARY 3, 2020

	Years Ended December 31,
	2019	2018

Revenues - oil and natural gas	$22,334,846	$10,010,548
Direct operating expenses	9,798,319	6,806,785

Revenues in excess of direct operating expenses	$12,536,527	$3,203,763

See Notes to Combined Statements of Revenues and Direct Operating Expenses

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NOTES TO COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF PROPERTIES ACQUIRED BY ELYSIUM ENERGY, L.L.C., A SUBSIDIARY OF VIKING

ENERGY GROUP, INC. FROM 5JABOR, LLC, BASS PETROLEUM, L.L.C., BODEL HOLDINGS, L.L.C., DELBO HOLDINGS,

L.L.C., JAMES III INVESTMENTS, L.L.C., JAMSAM ENERGY, LLC,

LAKE BOEUF INVESTMENTS, LLC, OAKLEY HOLDINGS, L.L.C., AND PLAQUEMINES

HOLDINGS, L.L.C. UNDER AGREEMENT DATED FEBRUARY 3, 2020

Years ended December 31, 2019 and 2018

Note 1. Basis of Presentation

Elysium Energy, L.L.C. (the “Company”) is a limited liability company formed on November 13, 2019 for the purpose of acquiring the producing and non-producing oil and natural gas properties of the Sellers (as defined below). The Company is a wholly-owned subsidiary of Viking Energy Group, Inc. (“Viking”), a company engaged in the exploration, acquisition, development and production of onshore oil and natural gas properties in the United States.

On October 10, 2019, the Company entered into a Purchase and Sale Agreement with 5Jabor, LLC, Bass Petroleum, L.L.C., Bodel Holdings, LLC, Delbo Holdings, L.L.C., James III Investments, L.L.C., JamSam Energy, LLC, Lake Boeuf Investments, LLC, Oakley Holdings, L.L.C., and Plaquemines Holdings, L.L.C. (collectively the “Sellers”) to purchase (the “Acquisition”) all of the Sellers’ right, title, interest and estate, real or personal, recorded or unrecorded, movable or immovable, tangible or intangible, in and to certain oil and gas leases in Texas and Louisiana (the “Properties”). The purchase agreement was amended as of December 23, 2019, February 2, 2020 and the Acquisition closed on February 3, 2020.

The accompanying combined statements of revenues and direct operating expenses were derived from Sellers’ historical accounting records prior to the purchase of the assets by the Company. The combined statements of revenues and direct operating expenses represent the revenues and direct operating expenses for the Properties during the ownership of the Sellers.

The combined statements of revenues and direct operating expenses vary from a complete income statement in accordance with accounting principles generally accepted in the United States of America in that they do not reflect certain indirect expenses that were incurred in connection with the ownership and operation of the Properties including, but not limited to, general and administrative expenses and interest expense. These costs were not separately allocated to the Properties in the accounting records of the Sellers. In addition, these allocations, if made using historical general and administrative and debt structures, would not produce allocations that would be indicative of the historical performance of the Properties had it been a Company property due to the differing size, structure, operations and accounting policies of the Company and its subsidiaries. The accompanying financial statements also do not include provisions for depreciation, depletion, amortization and accretion, as such amounts would not be indicative of the costs that the Company will incur upon the allocation of the purchase price paid for the Properties. The accompanying statements also do not include provisions for federal or state income taxes.

Furthermore, no balance sheet has been presented for the Properties because the acquired properties were not accounted for as a separate subsidiary or division of the Sellers and complete financial statements are not available, nor has information about the Properties’ operating, investing and financing cash flows been provided for similar reasons. Accordingly, the combined statements of revenues and direct operating expenses of the Properties are presented in lieu of the full financial statements required under Item 3-05 of Securities and Exchange Commission (‘‘SEC’’) Regulation S-X.

These statements of revenues and direct operating expenses are not indicative of the results of operations for the Properties on a go forward basis.

Note 2. Summary of Significant Accounting Policies

Use of Estimates

The combined statements of revenues and direct operating expenses are derived from the historical operating statements of the operators of the Properties for the Sellers. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the respective reporting periods. Actual results could be different from those estimates.

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Revenue Recognition

Total revenues in the accompanying financial statements include the sale of crude oil and natural gas, net of royalties. Sales are included in revenue when production is sold to a customer in fulfillment of performance obligations under the terms of agreed contracts. Performance obligations primarily comprise delivery of oil, gas, or NGLs at a delivery point, as negotiated within each contract. Each barrel of oil, million BTU (MMBtu) of natural gas, or other unit of measure is separately identifiable and represents a distinct performance obligation to which the transaction price is allocated. Performance obligations are satisfied at a point in time once control of the product has been transferred to the customer. The Company considers a variety of facts and circumstances in assessing the point of control transfer, including but not limited to: whether the purchaser can direct the use of the hydrocarbons, the transfer of significant risks and rewards, the Company’s right to payment, and transfer of legal title. In each case, the time between delivery and when payments are due is not significant.

Direct Operating Expenses

Direct operating expenses are recognized when incurred and consist of direct expenses of operating the Properties. The direct operating expenses include lease operating, production and ad valorem taxes, exploration costs, and processing and transportation expenses. Lease operating expenses include lifting costs, well repair expenses, facility maintenance expenses, well workover costs and other field-related expenses. Lease operating expenses also include expenses directly associated with support personnel, support services, equipment and facilities directly related to oil and gas production activities.

Note 3. Contingencies

The activities of the Properties may become subject to potential claims and litigation in the normal course of operations. The Company is not aware of any liability related to any pending or threatened litigation that could have a material adverse effect on the operations or financial results of the Properties.

Note 4. Subsequent Events

Management has evaluated subsequent events through April 20, 2020, the date the accompanying combined statements of revenue and direct operating expenses were available to be issued, and is not aware of any events that have occurred that require adjustments to or disclosure in these financial statements.

Note 5. Supplemental Oil and Natural Gas Reserve Information (Unaudited)

Estimated Net Quantities of Oil and Natural Gas Reserves

The following are estimates of the net proved oil and natural gas reserves of the properties located entirely within the United States of America. Reserve volumes and values were determined under definitions and guidelines of the U.S. Securities and Exchange Commission and, with the exception of the exclusion of future income taxes, conform to the Financial Accounting Standards Board (FASB) Codification Topic 932, Extractive Activities-Oil and Gas. Reserve estimates are inherently imprecise and estimates of new discoveries are more imprecise that those of producing oil and gas properties. Accordingly, reserve estimates are expected to change as additional performance data becomes available.

Reserve Quantity Information

Below are the estimated quantities of domestic proved developed and undeveloped reserves of the Properties:

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	Years Ended December 31,
	2019		2018
	Oil (Mbbls)	Gas (Mmcf)	Oil (Mbbls)	Gas (Mmcf)
Proved developed and undeveloped reserves:

Beginning of period	2,746.48	31,950.78	2,122.56	17,088.69
Purchases	566.85	14,308.34	739.66	15,556.06
Production	(266.03)	(3,886.90)	(115.74)	(693.97)

End of period	3,047.30	42,372.22	2,746.48	31,950.78

Standardized Measure of Discounted Future Net Cash Flows

Accounting standards prescribe guidelines for computing a standardized measure of future net cash flows and changes therein relating to estimated proved reserves. Future cash inflows and future production and development costs are determined by applying the trailing unweighted 12-month arithmetic average of the first-day-of-the-month individual product prices and year-end costs to the estimated quantities of oil, natural gas and NGL to be produced. Actual future prices and costs may be materially higher or lower than the unweighted 12-month arithmetic average of the first-day-of-the-month individual product prices and year-end costs used. For each year, estimates are made of quantities of proved reserves and the future periods during which they are expected to be produced based on continuation of the economic conditions applied for such year.

The resulting future net cash flows are reduced to present value amounts by applying a 10% annual discount factor. The assumptions used to compute the standardized measure are those prescribed by the FASB and the SEC, and as such, do not necessarily reflect expectations of actual revenue to be derived from those reserves nor their present worth. The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these estimates affect the valuation process.

Discounted Future Net Cash Flows - Twelve Months Ended December 31, 2019 - Proved Reserves

Future cash inflows	$290,355,200
Future production costs and taxes	(91,186,800)
Future development costs and abandonments	(13,003,700)
Future net cash flows	186,164,700
10% annual discount for estimated timing of cash flows	(81,279,900)

Standardized measure of discounted future net cash flows	$104,884,800

Changes in Standardized Measure of Discounted Future Net Cash Flows

Standardized measure at beginning of period	$112,153,412
Changes resulting from:
Acquisition of reserves	2,027,576
Sale of oil and natural gas	(10,531,332)
Net changes in prices and production costs	1,235,144

Standardized measure of discounted future net cash flows	$104,884,800

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